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                                                                EXHIBIT 8(a)(iv)

                    ASSIGNMENT AND ACCEPTANCE OF ASSIGNMENT
                                       OF
                               CUSTODY AGREEMENT
                             DATED OCTOBER 15, 1993




         SHORT-TERM INVESTMENTS CO., a Massachusetts business trust, on behalf of its Prime Portfolio, Treasury Portfolio, Limited Maturity Treasury Portfolio, and Treasury TaxAdvantage Portfolio, ("ASSIGNOR") does hereby assign all of its rights and obligations under the Custody Agreement dated June 16, 1987, as amended, between ASSIGNOR and The Bank of New York (the "Custody Agreement") to SHORT-TERM INVESTMENTS CO., a Maryland corporation, on behalf of its Prime Portfolio, to SHORT-TERM INVESTMENTS TRUST, a Delaware business trust, on behalf of its Treasury Portfolio and Treasury TaxAdvantage Portfolio, and to AIM INVESTMENT SECURITIES FUNDS, a Delaware business trust, on behalf of its Limited Maturity Treasury Portfolio (individually, an "ASSIGNEE" and collectively, the "ASSIGNEES").


         ASSIGNEE does hereby accept this assignment and warrants that:

         a. ASSIGNEE is a trust/corporation duly organized and existing and in good standing under the laws in which it is duly organized.

         b. ASSIGNEE is empowered under applicable laws and by its Charter and By-Laws to enter into and perform the Custody Agreement.

         c. All corporate proceedings required by said Charter and By-Laws have been taken to authorize ASSIGNEE to enter into and perform the Custody Agreement.

         d. ASSIGNEE is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended.

         e. A registration statement under the Securities Act of 1933, as amended on behalf of ASSIGNEE'S shares is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all ASSIGNEE'S shares being offered for sale.
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         IN WITNESS WHEREOF the Parties have caused this Assignment and
Acceptance thereof to be executed as of this 19th day of Oct., 1994.


                                                SHORT-TERM INVESTMENTS CO.
                                                (a Massachusetts business trust)
                                                ASSIGNOR

Attest:  /s/ CAROL F. RELIHAN                   By:    /s/ CHARLES T. BAUER
         -----------------------                       -----------------------
Title:   Asst. Secretary                        Title: Chairman CEO
         -----------------------                       -----------------------


                                                SHORT-TERM INVESTMENTS CO.
                                                (a Maryland corporation)
                                                ASSIGNEE

Attest:  /s/ CAROL F. RELIHAN                   By:    /s/ CHARLES T. BAUER
         -----------------------                       -----------------------
Title:   Asst. Secretary                        Title: Chairman CEO
         -----------------------                       -----------------------


                                                SHORT-TERM INVESTMENTS TRUST
                                                (a Delaware business trust)
                                                ASSIGNEE

Attest:  /s/ CAROL F. RELIHAN                   By:    /s/ CHARLES T. BAUER
         -----------------------                       -----------------------
Title:   Asst. Secretary                        Title:   Chairman CEO
         -----------------------                       -----------------------



                                                AIM INVESTMENT SECURITIES FUNDS
                                                (a Delaware business trust)
                                                ASSIGNEE

Attest:  /s/ CAROL F. RELIHAN                   By:    /s/ CHARLES T. BAUER
         -----------------------                       -----------------------
Title:   Asst. Secretary                        Title:   Chairman CEO
         -----------------------                       -----------------------

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CONSENT TO ASSIGNMENT
THE BANK OF NEW YORK

By:      /s/ FRED RICCIAD
         --------------------------
Title:   Senior Vice President
         --------------------------


Attest:  /s/ JOSEPH F. KEENAN
         --------------------------
Title:   Assistant Vice President
         --------------------------